UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2015

ASSEMBLY BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hudson Street, 5th Floor, New York, NY		10013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 706-5208

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)  Dismissal of independent registered public accounting firm.

On May 11, 2015, Assembly Biosciences, Inc. dismissed EisnerAmper LLP as Assembly’s independent registered public accounting firm. EisnerAmper LLP has served as Assembly’s independent registered public accounting firm since January 18, 2011.

EisnerAmper’s reports on Assembly’s financial statements as of December 31, 2014 and 2013, and for the two years then ended did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2014 and through May 11, 2015, there were no: (a) disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EisnerAmper’s satisfaction, would have caused EisnerAmper to make reference to the subject matter thereof in connection with its reports on Assembly’s financial statements as of December 31, 2014 and 2013, or (b) “reportable events”, as defined under Item 304(a)(1)(v) of Regulation S-K.

EisnerAmper has indicated to Assembly that it concurs with the foregoing statements contained in the paragraphs above as they relate to EisnerAmper and has furnished a letter dated May 11, 2015 to the United States Securities and Exchange Commission to this effect. A copy of the letter from EisnerAmper is attached to this Form 8-K as Exhibit 16.1.

(b)  Engagement of new independent registered public accounting firm.

On May 11, 2015, Assembly appointed Ernst & Young LLP as Assembly’s independent registered public accounting firm for the year ended December 31, 2015. The audit committee of the board of directors recommended and approved the change in accountants.

Neither Assembly nor anyone acting on its behalf consulted with Ernst & Young during the last two fiscal years ending December 31, 2014 or 2013, or during any subsequent interim period preceding the date hereof, regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. The Company has complied with Item 304(a)(3) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter from EisnerAmper LLP to the United States Securities and Exchange Commission dated May 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSEMBLY BIOSCIENCES, INC.

Date: May 11, 2015	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer and Chief Operating Officer